INTERCHANGE AGREEMENT


     THIS AGREEMENT, made and entered into as of the 13th day of October, 1999, by and between Richard F. Schaden, P.C., with an address of 11870 Airport Way, Broomfield, Colorado 80021 ("Schaden") and The Quizno's Corporation, with an address of 1415 Larimer Street, Denver, Colorado 80202 ("Quizno's").

     WITNESSETH:

     WHEREAS, Schaden is the owner of one 1980 Cessna 560 Citation V aircraft, serial number 560-0066, bearing the United States Registration Number N60S ("First Aircraft"); and

     WHEREAS, Quizno's is a registered owner of one 1997 Cessna 525CJ aircraft, serial number 525-012, bearing the United States Registration Number N67VW ("Second Aircraft");

     WHEREAS, Schaden and Quizno's desire to lease said aircraft, with flight crews, each to the other, on an interchange basis as defined in Section 91.501(c)(2) of the Federal Aviation Regulations ("FARs");

     NOW THEREFORE, Schaden and Quizno's, declaring their mutual intention to enter into and be bound by this Interchange Agreement, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:

     1. Subject to paragraph 3 hereof, Schaden agrees to lease the First Aircraft to Quizno's pursuant to the provisions of FAR 91.501(c)(2) and to provide a fully qualified flight crew for all operations of First Aircraft during the term of this Agreement in exchange for equal time on the Second Aircraft plus the charges described in paragraph 6 below. The term of this Agreement (the "Term") shall commence on the date of this Agreement and shall continue until termination as provided in paragraph 3 below.

     2. Quizno's agrees to lease the Second Aircraft to Schaden pursuant to the provisions of FAR 91.501(c)(2) and to provide a fully qualified flight crew for all operations of Second Aircraft during the Term set forth in paragraph 1 above in exchange for equal time on the First Aircraft.

     3. Either party may terminate this Agreement upon thirty (3) days written notice for any reason, or upon five (5) days prior written notice after an uncured default as described in paragraph 14 of this Agreement.

     4. The owner of each aircraft shall pay all expenses related to the operation of that aircraft when incurred regardless of which party is using the aircraft when the weather, and related user fees, and any and all additional expenses incurred by or because of the operation of the aircraft.

     5. The owner of each aircraft shall keep an account of the time the other party uses its aircraft. Such account may be inspected by the other party upon reasonable notice. Each accounting shall include the following items:

            a.     Fuel, oil, lubricants, and other additives;
            b. Travel expenses of the crew, including food, lodging, and ground transportation;
            c. Hangar and tie down costs at and away from the aircraft's base of operations; hangar base costs may include equipment specifically acquired for the servicing of each aircraft;
            d. Insurance obtained for the operation(s) and the cost of hull insurance attributable to such operation(s);
            e.     Landing fees, airport taxes, and similar assessments;
            f. Customs, foreign permits, and similar fess directly related to the flight;
            g.     In-flight food and beverages;
            h.     Passenger ground transportation;
            i. Flight planning, charts, Loran, and weather contract services;
            j. Maintenance expenses including but not limited to labor (both by employees and outside contracts), parts maintenance and replacements, overhaul of engine (including any specific power-by-the-hour expenses), propellers, avionics, and airframe;
            k.     Maintenance reserve fund payments;
            l. Flight crew, maintenance, and administrative/clerical salaries and associated benefits;
            m.     Contract training costs;
            n.     Depreciation charges.

     6. Quizno's shall pay to Schaden a $150.00 per flight hour operational costs differential attributable to the higher engine and fuel consumption costs respecting the First Aircraft in comparison to such costs for the Second Aircraft. Schaden shall provide an invoice to Quizno's from time to time identifying the foregoing cost differentials with reasonable detail. Quizno's shall pay the invoice amount to Schaden within thirty (30) days of the invoice date.

     7. Each party will provide the other with requests for flight time and proposed flight schedules as far in advance of any given flight as possible. Requests for flight time shall be in a form, whether oral or written, mutually convenient to, and agreed upon by the parties. In addition to proposed schedules and flight times, each party shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the operator or operator's flight crew:

            a.     proposed departure point;
            b.     destination;
            c.     date and time of flight;
            d.     the number of anticipated passengers;
            e. the nature and extent of any non-customary luggage and/or cargo to be carried;
            f.     the date and time of a return flight, if any;
            g. any other information concerning the proposed flight that may be pertinent or required by operator or operator's flight crew;

     8. Schaden shall have final authority over the scheduling of the First Aircraft and Quizno's shall have final authority over the scheduling of the Second Aircraft; profided, however, that each will u se its best efforts to accommodate the needs of the other and to avoid conflicts in scheduling.

     9. For the purposes of this Agreement, the owner of each aircraft shall be solely responsible for securing maintenance, preventive maintenance, and required or otherwise necessary inspections on that aircraft, and shall take such requirements into account in scheduling the aircraft. No period of maintenance, preventive maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The Pilot in Command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.

     10. The owner of each aircraft shall provide a qualified flight crew for each flight undertaken on that aircraft under this Agreement. The foregoing notwithstanding, the lessee operator may conduct operations in the other's aircraft with its own crew, provided such lessee owner remains in compliance with all applicable aircraft insurance requirements, Federal Aviation Regulations, and applicable law.

     11. In accordance with applicable Federal Aviation Regulations, each qualified flight crew provided under this Agreement will exercise all of its duties and specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the Pilot in Command is necessitated by considerations of safety. No such action of the Pilot in Commend shall create or support any liability for loss, injury, damage, or delay to either party or any other person. The parties further agree that neither party shall be liable for delay or failure to furnish or return either aircraft or crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

     12.     Each party warrants that:

             a. It will use the other party's aircraft for and on account of its own business only, and will not use said aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire;

             b. It shall refrain from incurring any mechanic's or other lien in connection with inspection, preventative maintenance, maintenance or storage of the aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by any party hereto convey, mortgage, assign, lease or any way alienate the other party's aircraft or create any kind of lien or security interest involving said aircraft or do anything or take any action that might mature into such a lien;

              c. During the term of this Agreement, each party will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of either aircraft pursuant to this Interchange Agreement;

              d. Such Interchange operations are covered by the party's aircraft all-risk phsyical damage insurance (hull coverage), aircraft bodily injury and property damage liability insurance, passenger, pilot, and crew voluntary settlement insurance and statutory worker's compensation and employer's liability insurance.

     13. Each party agrees to idemnify and hold harmless the other against all losses, including costs, attorneys' fees and expenses, by reason of claims for injury to or death of persons and loss of or damage of property arising out of or in any manner connected with the performance of such party's responsibilities under this Agreement or any breach by such party of any covenant or warranty made herein. The parties agree that in the event either party shall be liable to the other for any reason relating to this Agreement, that under no circumstances shall the damaged party be entitled to any special or consequential damages, including but not limited to damages for lost profits.

     14. A party shall be in default hereunder if at any time during the term of this Agreement the party;

             a. is delinquent in making any payments under this Agreement for a period of more than fifteen (15) days; or

             b. does not perform any or all of the requirements on its part to be performed under this Agreement and/or or is in breach of all or any of the covenants herein contained; and fails to cure after ten (10) days' written notice; or

             c.     is adjusted bankrupt or insolvement; or

             d. files a voluntary petition in bankruptcy or for reorganization; or

             e.     suffers a receivership to be appointed for its assets.

     15. Upon the occurrence of any of the events listed in paragraph 14 above, the party not in default shall have the right to terminate this Agreement as provided in paragraph 3 above, and to pursue any further remedies available to that party in law or in equity.

     16. For purposes of this Agreement, the permanent base of operation of First Aircraft shall be the Jeffco Airport, Broomfield, Colorado.

     17. For purposes of this Agreement, the permanent base of operation of Second Aircraft shall be the Jeffco Airport, Broomfield, Colorado.

     18. Neither this Agreement nor any party's interein herein shall be assignable to any other party whatsoever. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, and successors.

     19. For purposes of this Agreement, where applicable, the term "owner" shall include persons operating either of the aircraft pursuant to an aircraft lease agreement entered into previously by one or both of the parties.

     20. Upon termination of this Agreement, the parties shall determine the number of flight hours each party used the other party's aircraft under this Agreement. If there is a usage differential, then: (a) this Agreement shall be deemed a time sharing agreement (as defined in FAR Section 91.501(c)(1) for the number of flight hours which make up the differential; and (b) the party receiving more flight hours shall pay for the number of flight hours which make up the differential in an amount not to exceed the authorized charges set forth in FAR Section 91.50(d). Such payment shall be made within thirty (30) days following termination of this Agreement. This paragraph shall survive such termination.

     21. TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS.

             a. THE FIRST AIRCRAFT, A 1990 CESSNA 560 CITATION V AIRCRAFT, MANUFACTURER'S SERIAL NO. 560-0066, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N60S, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTHS PRECEDING THE EXECUTION OF THIS AGREEMENT.

             b. THE FIRST AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT DURING THE DURATION OF THIS AGREEMENT.

             c. SCHADEN IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE FIRST AIRCRAFT UNDER THIS AGREEMENT.

             d. SCHADEN HEREBY CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE FIRST AIRCRAFT FOR PURPOSES OF THIS AGREEMENT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

             e. THE SECOND AIRCRAFT, A 1997 CESSNA 525CJ AIRCRAFT, MANUFACTURER'S SERIAL NO. 525-0212, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N67VW, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTHS PRECEDING THE EXECUTION OF THIS AGREEMENT.

             f. THE SECOND AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT DURING THE DURATION OF THIS AGREEMENT.

             g. QUIZNO'S IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE SECOND AIRCRAFT UNDER THIS AGREEMENT.

             h. QUIZNO'S HEREBY CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE SECOND AIRCRAFT FOR PURPOSES OF THIS AGREEMENT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

             i. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

             j. THE "INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASEING REQUIREMENTS" ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

     IN WITHNESS WHEREOF, the parties hereto have caused the signatures of their authorized representatives to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.


/s/ Richard F. Schaden P.C.               The Quizno's Corporation
-----------------------------             --------------------------


By:                                        By:


Title:                                     Title:Vice President/General Counsel


NOTE: A COPY OF THIS AGREEMENT MUST BE CARRIED IN THE AIRCRAFT WHILE BEING OPERATED HEREUNDER.


                        INSTRUCTIONS FOR COMPLIANCE WITH
                        "TRUTH IN LEASING" REQUIREMENTS


1. Mail a copy of the agreement to the following address via certified mail, return receipt requested, immediately upon execution of the agreement
       (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

               Federal Aviation Agreement
               Aircraft Registration Branch
               ATTN:  Technical Section
               P.O. Box 25724
               Oklahoma City, Oklahoma  73125

2. Telephone or fax the nearest Flight Standards District Office at least forty-eight hours prior to the first flight made under this agreement.

3. Carry a copy of the agreement in the aircraft at all times when the aircraft is being operated under the agreement.